                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                     _____________________________________

                                   FORM 8-K
                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) January 24, 2001

                             WHIRLPOOL CORPORATION
       -----------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


           Delaware                       1-3932                 38-1490038
------------------------------     -------------------     ---------------------
 (State or other jurisdiction        (Commission File         (I.R.S. Employer
      of incorporation)                  Number)            Identification No.)




         2000 M63 North, Benton Harbor, Michigan           49022-2692
         ------------------------------------------------------------
          (Address of principal executive officers)        (Zip Code)


                                (616)-923-5000
              --------------------------------------------------
              Registrant's telephone number, including area code

Item 5. Other Events
        ------------

          On January 24, 2001, the Company issued a press release announcing its fourth quarter and full-year earnings for 2000 per diluted share of $1.00 and $5.20 respectively, in line with the revised expectations of December 13, 2000.

     Fourth-quarter 2000 net earnings were $67 million, down from net earnings of $113 million in the prior year. Fourth-quarter earnings per diluted share were $1.00, down 34 percent from $1.51 per diluted share in the prior year. Fourth-quarter sales of $2.6 billion were down 4 percent from the prior year.

     Full-year 2000 net earnings were $367 million, down from core earnings of $407 million in the prior year. Full-year 2000 earnings per diluted share were $5.20 and were down 3 percent from core earnings per diluted share of $5.35 in 1999.

Item 7. Financial Statements and Exhibits
        ---------------------------------

          Copy of press release dated January 24, 2001.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      WHIRLPOOL CORPORATION
                                      Registrant



Date: January 26, 2001                  By: /s/ Robert T. Kenagy
                                            --------------------------
                                      Name: Robert T. Kenagy
                                      Title: Associate General Counsel Secretary